STOCK PURCHASE AGREEMENT

THIS AGREEMENT (this “Agreement”) is made and entered into as of December 3, 2013 (the “Effective Date”), by and among Synthetic Biologics, Inc., a Nevada corporation (the “Company”), Synthetic Biomics, Inc., a Nevada corporation and wholly-owned subsidiary of the Company (“Synbiomics”), and Mark Pimentel, M.D., an individual (“Pimentel”).

A.           The Company and Synbiomics may (or may not) enter into license and option agreements with Pimentel (the “License Agreement”), pursuant to which Pimentel may license and option the rights to certain technology to Synbiomics; and

B.           In advance of such potential License Agreement (which may or may not be entered into), Synbiomics has agreed to issue to Pimentel certain shares of Synbiomics’ common stock in exchange for $0.0001 per share (“Common Stock”), accordance with the terms and conditions of this Agreement.

AGREEMENT

In consideration of the mutual covenants contained in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

sECTION 1.         AUTHORIZATION OF SALE OF SHARES; ANTI-DILUTION; EXCHANGE OF SHARES.

1.1           Authorization. Subject to the terms and conditions of this Agreement, Synbiomics has duly authorized the issuance to Pimentel of Three Million Seven Hundred Forty Thousand (3,740,000) shares of Common Stock (such shares, together with any Additional Shares issued in accordance with Section 1.2, the “Shares”) in exchange for Three Hundred and Seventy Four Dollars ($374.00) payable immediately by cash or check, which shares shall represent eight and one-half percent (8.5%) of the shares of Synbiomics’ issued and outstanding capital stock on a Fully-Diluted Basis on the Effective Date. For purposes of this Agreement, the term “Fully Diluted Basis” shall include all of the issued and outstanding equity securities of Synbiomics (including, without limitation, all common stock, preferred stock and units of any kind) calculated on an “as-converted” basis plus all outstanding options, warrants and other securities exercisable or exchangeable for or convertible into equity securities of Synbiomics calculated on an “as-converted” basis plus any securities issued under any stock plan or other equity incentive plan or arrangement of Company then in effect or contemplated calculated on an “as-converted” basis.

1.2          Anti-Dilution Protection. Until such time as Synbiomics has received an aggregate of at least Three Million Dollars ($3,000,000) in cash proceeds from one or more investors in a bona fide equity financing transaction, including financing received from the Company (the “Funding Threshold”), Pimentel and its affiliates shall continue to own not less than eight and one-half percent (8.5%) of the shares of Synbiomics’ issued and outstanding capital stock on a Fully-Diluted Basis (or such lesser percentage if Pimentel shall sell or transfer any of the Shares to any person or entity other than an affiliate, the “Percentage Interest”). To the extent any security, including any security convertible into or exercisable for shares of capital stock of Synbiomics, is issued to any entity or person that would cause Pimentel’s equity ownership to fall below the Percentage Interest calculated on a Fully-Diluted Basis prior to the Synbiomics’ achievement of the Funding Threshold, then Pimentel may request that Synbiomics shall issue to Pimentel a new stock certificate in exchange for the prior certificate, without further consideration from Pimentel, with such new certificate representing a number of shares of Common Stock in an amount sufficient to maintain the Percentage Interest calculated on a Fully Diluted Basis through the achievement of the Funding Threshold (the “Additional Shares”). Not later than five (5) business days after the consummation of any transaction triggering the issuance of Additional Shares, Synbiomics shall cause to be delivered to Pimentel a written notice thereof. Each of the representations and warranties of the Company and Synbiomics in this Agreement shall be true and correct as of the date of any issuance of the Additional Shares, except for representations and warranties that speak as of a particular date, which shall be true and correct as of such date.

1.3          Exchange of Shares.

(a)          As of the 18-month anniversary of the Effective Date, if the Shares are not then freely tradeable, Pimentel shall have the right to exchange up to fifty percent (50%) of the Shares then held by Pimentel (such shares, the “Initial Exchange Shares”) for shares of common stock, $0.001 par value, of the Company (“Company Stock”) pursuant to the terms set forth in this Section 1.3 by delivering a written notice to the Company (the “First Exchange Notice”) at least ninety (90) days prior to the 18-month anniversary of the Effective Date. The right of Pimentel to exchange the Initial Exchange Shares is referred to as the “First Exchange Right.” The number of shares of Company Stock for which the Initial Exchange Shares may be exchanged shall equal the quotient obtained by dividing (i) the aggregate Fair Market Value of the Initial Exchange Shares to be exchanged as determined in accordance with Section 1.3(e) below by (ii) the Current Market Price of a single share of Company Stock as determined in accordance with Section 1.3(f) below. The parties intend to exchange the Initial Exchange Shares for Company Stock pursuant to one (1) Exchange Closing transaction.

(b)          As of the 36-month anniversary of the Effective Date, if the Shares are not then freely tradeable, Pimentel shall have the right to exchange up to the number of Shares then held by Pimentel excluding any Initial Exchange Shares (whether or not exchanged pursuant to this Section 1.3) (the “Remaining Exchange Shares”) for shares of Company Stock pursuant to the terms of this Section 1.3 by delivering a written notice to the Company (the “Second Exchange Notice”) at least ninety (90) days prior to the 36-month anniversary of the Effective Date. The right of Pimentel to exchange the Remaining Exchange Shares is referred to as the “Second Exchange Right.” The number of shares of Company Stock for which the Remaining Exchange Shares may be exchanged shall equal the quotient obtained by dividing (i) the aggregate Fair Market Value of the Remaining Exchange Shares to be exchanged as determined in accordance with Section 1.3(e) below by (ii) the Current Market Price of a single share of Company Stock as determined in accordance with Section 1.3(f) below. The parties intend to exchange the Remaining Exchange Shares for Company Stock pursuant to one (1) Exchange Closing transaction.

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(c)          Unless the parties involved mutually agree otherwise, delivery to the Company of the share certificates representing the Initial Exchange Shares or the Remaining Exchange Shares, as applicable, to be exchanged pursuant to this Section 1.3 shall take place at a closing (each, an “Exchange Closing”) to be held at the offices of Gracin & Marlow, LLP, The Chrysler Building, 405 Lexington Avenue, 26th Floor, New York, New York 10174 or at such other place as the Company and Pimentel may agree at 10:00 a.m. within two (2) calendar days following approval of the NYSE MKT with respect to such issuance. The Company shall promptly apply to the NYSE MKT for approval of the issuance of the shares of Company Stock after the determination of the applicable Fair Market Value for the Initial Exchange Shares or the Remaining Exchange Shares to be exchanged pursuant to this Section 1.3. Immediately prior to the transfer of title to the Initial Exchange Shares or the Remaining Exchange Shares, as applicable, to be exchanged at an Exchange Closing and issuance of Company Stock, Pimentel shall provide the representations and warranties set forth in this Agreement as well as representations and warranties as to Pimentel’s good and marketable title to the Initial Exchange Shares or the Remaining Exchange Shares, as applicable, and the absence of any liens, security interests or adverse claims of any kind arising by, through or under such Pimentel, all as of a recent date. It shall be a condition to Pimentel’s transfer of title to the Initial Exchange Shares or the Remaining Exchange Shares, as applicable, to be exchanged at an Exchange Closing that each of the representations and warranties of the Company and Synbiomics in this Agreement shall be true and correct as of the date of the applicable Exchange Closing, except for representations and warranties that speak as of a particular date, which shall be true and correct as of such date, and the Company shall deliver to Pimentel a certificate signed by its Chief Executive Officer on behalf of the Company, dated as of the applicable Exchange Closing, certifying that such condition has been satisfied. Pimentel agrees that as a condition to its receipt of any Company Stock pursuant to the terms of this Section 3 that it will enter into a customary “lockup” or “market standoff” agreement with a term no longer than four (4) months in a form reasonably satisfactory to the Company, and such agreement shall include customary exceptions including for transfers to affiliates.

(d)          No fractional shares or scrip representing fractional shares shall be issued upon the exchange of any Shares pursuant to this Section 1.3. As to any fraction of a share which Pimentel would otherwise be entitled to purchase upon such exchange, the Company shall, at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Current Market Price of a share of Company Stock or round up to the next whole share.

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(e)          The “Fair Market Value” of the Initial Exchange Shares and the Remaining Exchange Shares shall be determined based primarily upon the relative contribution of the valuation of Synbiomics to the public market capitalization of Company and as provided in this Section 1.3(e). Upon the Company’s receipt of the First Exchange Notice or the Second Exchange Notice, as applicable, Pimentel and the Company shall forthwith attempt to agree upon the Fair Market Value of the Initial Exchange Shares or the Remaining Exchange Shares, as applicable. If Pimentel and the Company cannot agree on the Fair Market Value of the Initial Shares or the Remaining Exchange Shares, as applicable, within ten (10) days of the Company’s receipt of the First Exchange Notice or the Second Exchange Notice, as applicable, then Pimentel and the Company shall, within ten (10) days of the end of such initial 10-day period (such period, the “Mutual Selection Period”), choose one mutually acceptable qualified independent appraiser to determine the Fair Market Value of the Initial Exchange Shares or the Remaining Exchange Shares, as applicable, and such appraiser shall deliver its written appraisal within twenty (20) days of the date of its selection and the Fair Market Value of the Initial Exchange Shares or the Remaining Exchange Shares, as applicable, shall be as set forth in such appraisal. If Pimentel and the Company cannot agree on a mutually acceptable qualified independent appraiser within the Mutual Selection Period, then each of Pimentel and the Company shall select a qualified independent appraiser to determine the Fair Market Value of the Initial Exchange Shares or the Remaining Exchange Shares, as applicable, within five (5) days after the end of the Mutual Selection Period. The appraisers so selected shall attempt to agree to the Fair Market Value of the Initial Exchange Shares or the Remaining Exchange Shares, as applicable.  If they are unable to do so within twenty (20) days of the date of selection of the last of the appraisers selected, they shall furnish each party with their respective written appraisals within thirty (30) days of the date of selection of the last of the appraisers selected, which written appraisals shall set forth the Fair Market Value of the Initial Exchange Shares or the Remaining Exchange Shares, as applicable.  If each valuation is within ten percent (10%) of the other valuation, the Fair Market Value shall be the numerical average (mean) of both valuations.  If each valuation is not within ten percent (10%) of the other valuation, then the two appraisers, within ten (10) days after submitting their respective valuations, shall mutually select and appoint a third appraiser, similarly qualified, and give written notice of that appointment to the Company and Pimentel.  Within thirty (30) days after the appointment of the third appraiser, the third appraiser shall submit in writing its determination of the Fair Market Value of the Initial Exchange Shares or the Remaining Exchange Shares, as applicable.  Thereafter, the Fair Market Value of the Initial Exchange Shares or the Remaining Exchange Shares, as applicable, shall be the numerical average (mean) of the two (2) valuations which are numerically closest together, unless one of the values is the numerical average (mean) of the three (3) values, in which case such value shall be the Fair Market Value. The Fair Market Value, as determined above, shall be conclusive, final and binding upon the Company and Pimentel.  If either the Company or Pimentel shall fail to appoint an appraiser within five (5) days after the end of the Mutual Selection Period referred to above, then, the appraiser appointed by the party which does appoint an appraiser shall alone determine the Fair Market Value of the Initial Exchange Shares or the Remaining Exchange Shares, as applicable, and such appraisal shall be binding. Any appraiser appointed in accordance with this Section 1.3(d) shall value Synbiomics as a going concern and shall not apply any illiquidity and minority discount to the Initial Exchange Shares or the Remaining Exchange Shares, as applicable. Each party shall compensate the appraiser appointed by such party, and the compensation of the first, mutually acceptable appraiser and the third appraiser, if any, and the expenses of the appraisal shall be borne equally by the Company and Pimentel. Company shall have no lost opportunity liability to Pimentel for Pimentel’s decision to exchange or not exchange the Initial Exchange Shares or the Remaining Exchange Shares, or any delays or disputes associated with the valuation process and subsequent price fluctuations of the public market price of the Company Stock.

(f)          The “Current Market Price” of a share of Company Stock shall be determined as provided in this Section 1.3(f). If the Company Stock is traded regularly in a public market, the fair market value of a share of Company Stock shall be the average of the closing prices of the Company Stock over a five (5) trading day period ending three (3) days before the applicable Exchange Closing. If the Company Stock is not regularly traded in a public market, the Board of Directors of the Company shall determine fair market value in its reasonable good faith judgment.

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1.4           Tag Along Rights. Pimentel shall have tag-along rights with respect to the Shares in the event that the Company proposes to sell, transfer or otherwise dispose of any of the Company’s shares of Synbiomics’ capital stock. If the Company proposes to engage, directly or indirectly, in a sale, transfer or other disposition (a “Sale”) of any shares of Synbiomics’ capital stock (the “Offered Shares”), and the Company receives a bona fide written offer (the “Purchase Offer”) from a person (the “Offeror”) to purchase the Offered Shares for a purchase price (the “Offer Price”) denominated and payable in United States dollars at closing or according to specified terms, with or without interest. Before making such a transfer, the Company shall, prior to consummating any Sale contemplated by this Section 1.4, immediately give to Pimentel written notice (such notice being referred to herein as the “Notice of Transfer”) setting froth the price and the terms of payment, and any other material terms of such proposed Sale. The Notice of Transfer shall constitute an offer by the Company to Pimentel to permit Pimentel to sell its shares of Synbiomics in the proposed Sale, for the same price and form of consideration to be received by the Company and otherwise upon the terms and subject to the conditions set forth in the Notice of Transfer, on a pro rata basis with the Company (based on respective shares of Synbiomics capital stock). For a period of twenty (20) days following receipt of the Notice of Transfer, Pimentel may, by delivering to the Company written notice of its election, elect irrevocably to participate as a seller in such proposed Sale on a pro rata basis with the Company. If Pimentel fails to respond within such 20-day period, Pimentel shall be deemed to have elected not to participate in the proposed Sale and shall have waived any and all rights under this Section with respect thereto. Within ten (10) days of the expiration of such 20-day period, the Company may consummate the transaction proposed in the applicable Purchase Offer and Notice of Transfer. Any such Synbiomics capital stock not so ttransferred during such 10-day period shall thereafter again be subject to the tag-along rights of Pimentel set forth in this Section 1.4.

1.5           Exchange Approval. Subject to the provisions of Section 6.2 below, the parties acknowledge that any issuance of stock by the Company of its common stock, including with respect to the license fees, patent expense reimbursements, milestones payments and share exchanges referred to above, is subject to the prior approval of the NYSE MKT or any other exchange upon which the shares of the Company are listed and if required by such exchange or any other rule or regulation applicable to Synbiomics or the Company, shareholder approval.

sECTION 2.        CLOSING AND DELIVERY

2.1           Issuance of Shares. Subject to the terms and conditions of this Agreement and in reliance upon the representations, warranties and agreements contained herein, on the date hereof, the Company will cause Synbiomics to issue to Pimentel, and Pimentel will acquire from Synbiomics, the Shares.

2.2           Closing. The closing of the purchase and sale of the Shares to be issued pursuant to Section 2.1 of this Agreement shall be held at the offices of Gracin & Marlow, LLP, The Chrysler Building, 405 Lexington Avenue, 26th Floor, New York, New York 10174 or at such other place as the Company and Pimentel may agree on simultaneously with the execution of this Agreement.

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2.3           Delivery of the Shares. Promptly following the date hereof, the Company shall cause to be delivered to Pimentel a certificate representing the number of Shares purchased hereunder, registered in the name of Pimentel.

sECTION 3.        REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND SYNBIOMICS.

Subject to and except as set forth in the SEC Documents (as defined below), the Company and Synbiomic, jointly and severally, hereby represent and warrant to Pimentel as of the date hereof as follows:

3.1           Organization, Good Standing and Power. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Nevada and has the requisite corporate power to own, lease and operate its properties and assets and to conduct its business as it is now being conducted and as described in the reports filed by the Company with the Securities and Exchange Commission (the “Commission”) pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since the end of its most recently completed fiscal year through the date hereof, including, without limitation, its most recent report on Form 10-Q. Synbiomics is a corporation wholly owned by the Company and duly incorporated, validly existing and in good standing under the laws of the State of Nevada with the requisite corporate power to own, lease and operate its properties and assets and to conduct its business as it is now being conducted. Other than Synbiomics and those subsidiaries identified in its most recent report on Form 10-Q, the Company does not have any subsidiaries. Each of the Company and Synbiomics is qualified to do business as a foreign corporation and is in good standing in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except for any jurisdiction(s) (alone or in the aggregate) in which the failure to be so qualified will not have a Material Adverse Effect. For the purposes of this Agreement, “Material Adverse Effect” means any effect on the business, operations, properties or financial condition of the Company or Synbiomics, as applicable, that is material and adverse to the Company or Synbiomics, as applicable, taken as a whole, and any condition, circumstance or situation that would prohibit the Company or Synbiomics, as applicable, from entering into and performing any of its obligations hereunder.

3.2           Authorization; Enforcement. Each of the Company and Synbiomics has the requisite corporate power and authority to enter into and perform this Agreement and Synbiomics has the requisite power and authority to issue and sell the Shares in accordance with the terms hereof. The execution, delivery and performance of this Agreement by the Company and Synbiomics and the consummation by each of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action, and no further consent or authorization of the Company, Synbiomics, either of its board of directors or stockholders is required for the issuance of the Shares, the issuance of the Company Stock or the consummation of the transactions contemplated hereby. When executed and delivered by the Company and Synbiomics, this Agreement shall constitute a valid and binding obligation of the Company and Synbiomics enforceable against each in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditor’s rights and remedies or by other equitable principles of general application.

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3.3           Issuance of Shares and Company Stock. The Shares and Company Stock to be issued and sold hereunder have been duly authorized by all necessary corporate action and, when issued in accordance with the terms hereof, will be validly issued, fully paid and nonassessable. In addition, when issued such Shares and Company Stock, as applicable, will be free and clear of all liens, claims, charges, security interests or agreements, pledges, assignments, covenants, restrictions or other encumbrances created by, or imposed by, Synbiomics or the Company and rights of first refusal of any kind imposed by Synbiomics or the Company, as applicable (other than restrictions on transfer under applicable securities laws) and the holder of such Shares or Company Stock, as applicable, shall be entitled to all rights accorded to a holder of Common Stock of Synbiomics or the Company, as applicable. As of the date hereof, no shares of Synbiomics’ Common Stock are issued and outstanding. Synbiomics is authorized to issue fifty million (50,000,000) shares of Common Stock, of which forty-four million (44,000,000) shares of Common Stock will be outstanding after the issuance of the Shares. The Shares, when issued, will represent eleven and one half percent (8.5%) of the outstanding shares of common stock of Synbiomics of a Fully Diluted Basis. As of the date hereof, 44,654,414 shares of Company Stock are issued and outstanding.

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3.4           No Conflicts; Governmental Approvals. The execution, delivery and performance of the Agreement by the Company and Synbiomics and the consummation by the Company and Synbiomics of the transactions contemplated hereby do not and will not: (i) violate any provision of the Company’s or Synbiomics’ Articles of Incorporation or Bylaws, each as amended to date; (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, mortgage, deed of trust, indenture, note, bond, license, lease agreement, instrument or obligation to which the Company or Synbiomics is a party or by which the Company’s or Synbiomics’ properties or assets are bound; or (iii) result in a violation of any federal, state, local or foreign statute, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to the Company or Synbiomics or by which any property or asset of the Company or Synbiomics is bound or affected, except for such conflicts, defaults, terminations, amendments, acceleration, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect. Neither the Company nor Synbiomics is required under federal, state, foreign or local law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement or issue the Shares in accordance with the terms hereof (other than any filings, consents and approvals required to be made by the Company or Synbiomics under applicable state and federal securities laws, securities and exchange commission rules or regulations, rules or regulations of any stock exchange upon which shares of common stock of the Company may be listed or rules or regulations prior to or subsequent to the date hereof).

3.5           SEC Documents, Financial Statements. The Company Stock is registered pursuant to Section 12(b) of the Exchange Act. During the two year period preceding the execution of this Agreement, the Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the Commission pursuant to the reporting requirements of the Exchange Act (the “SEC Documents”). At the times of their respective filing, all such reports, schedules, forms, statements and other documents complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission promulgated thereunder. At the times of their respective filings, such reports, schedules, forms, statements and other documents did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective dates, other than with respect to its initial Annual Report on Form 10-K for the year ended December 31, 2011 the financial statements of the Company included in the SEC Documents complied in all material respects with applicable accounting requirements and the published rules and regulations of the Commission or other applicable rules and regulations with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements), and fairly present in all material respects the consolidated financial position of the Company as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

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3.6           Brokers. Neither the Company, Synbiomics nor any of the officers, directors or employees of the Company or Synbiomics has employed any broker or finder in connection with the transaction contemplated by this Agreement

sECTION 4.        REPRESENTATIONS, WARRANTIES AND COVENANTS OF Pimentel.

4.1           Purchaser Sophistication. Pimentel represents and warrants to, and covenants with, the Company and Synbiomics that Pimentel: (a) is knowledgeable, sophisticated and experienced in making, and is qualified to make decisions with respect to, investments in shares presenting an investment decision like that involved in the purchase of the Shares, including investments in securities issued by Synbiomics and investments in comparable companies, and has requested, received, reviewed and considered all information it deemed relevant in making an informed decision to purchase the Shares; (b) Pimentel, in connection with its decision to purchase the Shares, relied only upon the documents of the Company filed with the Commission, other publicly available information, and the representations and warranties of the Company and Synbiomics contained herein. Pimentel is an “accredited investor” pursuant to Rule 501 of Regulation D under the Securities Act; (c) Pimentel is acquiring the Shares for its own account for investment only and with no present intention of distributing any of such Shares or any arrangement or understanding with any other persons regarding the distribution of such Shares; (d) Pimentel has not been organized, reorganized or recapitalized specifically for the purpose of investing in the Shares; (e) Pimentel will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire to take a pledge of) any of the Shares except in compliance with the Securities Act of 1933 and applicable state securities laws; (f) Pimentel understands that the Shares are being offered and sold to it in reliance upon specific exemptions from the registration requirements of the Securities Act of 1933 and state securities laws, and that the Company and Synbiomics are relying upon the truth and accuracy of, and Pimentel’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of Pimentel set forth herein in order to determine the availability of such exemptions and the eligibility of Pimentel to acquire the Shares; (g) Pimentel understands that its investment in the Shares involves a significant degree of risk, including a risk of total loss of Pimentel’s investment; and (h) Pimentel understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Shares.

4.2           Authorization and Power. Pimentel has the requisite power and authority to enter into and perform this Agreement and to purchase the Shares being sold to it hereunder. The execution, delivery and performance of this Agreement by Pimentel and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate action, and no further consent or authorization of Pimentel or its board of directors or stockholders is required. When executed and delivered by Pimentel, this Agreement shall constitute a valid and binding obligation of Pimentel enforceable against Pimentel in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditor’s rights and remedies or by other equitable principles of general application.

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4.3           No Conflict. The execution, delivery and performance of this Agreement by Pimentel and the consummation by Pimentel of the transactions contemplated hereby do not and will not: (i) violate any provision of Pimentel’s marital or other agreements; (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, mortgage, deed of trust, indenture, note, bond, license, lease agreement, instrument or obligation to which Pimentel is a party or by which Pimentel’s properties or assets are bound; or (iii) result in a violation of any federal, state, local or foreign statute, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to Pimentel or by which any property or asset of Pimentel are bound or affected, except, in all cases, other than violations (with respect to federal and state securities laws) above, for such conflicts, defaults, terminations, amendments, acceleration, cancellations and violations as would not, individually or in the aggregate, materially and adversely affect Pimentel’s ability to perform its obligations under the Agreement.

4.4           Restricted Shares. Pimentel acknowledges that the Shares are restricted securities and must be held indefinitely unless subsequently registered under the Securities Act of 1933 or Synbiomics receives an opinion of counsel reasonably satisfactory to Synbiomics that such registration is not required.

4.5           Stock Legends. Pimentel acknowledges that certificates evidencing the Shares shall bear a restrictive legend in substantially the following form (and including related stock transfer instructions and record notations):

THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS OR BLUE SKY LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY.

sECTION 5.        SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS.

Notwithstanding any investigation made by any party to this Agreement, all representations and warranties made by the Company, Synbiomics and Pimentel herein shall survive the execution of this Agreement and the issuance and sale to Pimentel of the Shares.

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sECTION 6.        COVENANTS.

6.1           Approval. In each case where the Company determines that the approval of the Company’s investors or any exchange or other listing upon which the Company Stock may be listed is required for the issuance of Company Stock to Pimentel, the Company shall use commercially reasonable efforts to secure such approval as promptly as possible. In the event, notwithstanding the foregoing obligation, the Company is unable to secure the approval with respect to the issuance of any Company Stock to be issued hereunder, then Pimentel shall have a one-time demand registration right, at its own expense, to request that Synbiomics register the Shares held by Pimentel with the Securities and Exchange Commission, subject to any Securities and Exchange Commission limitations; provided that such request is made within sixty (60) days of the date of notification from the Company to Pimentel of the position of the NYSE MKT.   If such registration is an underwritten  public offering then it shall be subject to standard underwriter cut backs and lock ups. If the managing underwriter of an underwritten public offering determines and advises Synbiomics in writing that the inclusion of all securities proposed to be included by Pimentel and Synbiomics and any other holders of Licensee securities requesting inclusion of their securities in the underwritten public offering would materially and adversely interfere with the successful marketing of the offering, then Pimentel shall not be permitted to include any Shares in excess of the amount, if any, of securities which the managing underwriter of such underwritten public offering shall reasonably and in good faith agree in writing to include in such public offering.

6.2           Upon request of Pimentel, the Company agrees to provide an opinion of counsel to its transfer agent regarding the removal of the legend on the Company Stock issued to Pimentel hereunder; provided that all legal requirements allowing for such legend removal and all applicable conditions under Rule 144 promulgated under the Securities Act of 1933 are met.

sECTION 7.         NOTICES.

7.1           Any notice, request, instruction or other document required by this Agreement shall be in writing and shall be deemed to have been given (a) if mailed with the United States Postal Service by prepaid, first class, certified mail, return receipt requested, at the time of receipt by the intended recipient, (b) if sent by Federal Express or other overnight carrier, signature of delivery required, at the time of receipt by the intended recipient, or (c) if sent by facsimile transmission, when so sent and when receipt has been acknowledged by appropriate telephone or facsimile receipt, addressed as follows:

In the case of Pimentel to:

Mark Pimentel, M.D.

or in the case of the Company or Synbiomics to:

155 Gibbs Street, Suite 412

Rockville, MD 20850

Attention:

Fax No.: (734) 332-7878

or to such other address or to such other person(s) as may be given from time to time under the terms of this Section 7.1.

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sECTION 8.        MISCELLANEOUS.

8.1           Fees and Expenses. Each party shall pay the fees and expenses of its advisors, counsel, accountants and other experts, if any, and all other expenses, incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement.

8.2           Waivers and Amendments. Neither this Agreement nor any provision hereof may be changed, waived, discharged, terminated, modified or amended except upon the written consent of the parties hereto.

8.3           Headings. The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.

8.4           Severability. If any provision hereof should be held invalid, illegal or unenforceable in any respect, then, to the fullest extent permitted by law: (a) all other provisions hereof shall remain in full force and effect and shall be liberally construed in order to carry out the intentions of the Parties as nearly as may be possible and (b) the parties shall use their best efforts to replace the invalid, illegal or unenforceable provision(s) with valid, legal and enforceable provision(s) which, insofar as practical, implement the purposes of such provision(s) in this Agreement.

8.5           Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California as applied to contracts entered into and performed entirely in the State of California, without regard to conflicts of law principles.

8.6           Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties.

8.7           Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto, provided that Pimentel shall not assign its rights or obligations hereunder and Synbiomics shall only be able to assign its tights or obligations hereunder to an affiliated entity if the License Agreement is also assigned to such entity.

8.8           No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

8.9           Expenses. Each party shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of this Agreement.

8.10         Entire Agreement. This Agreement (including the Schedule of Exceptions), License Agreement and other documents delivered pursuant hereto and thereto, including the exhibits, constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof.

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8.11         Publicity. Except as otherwise provided herein, no party shall issue any press releases or otherwise make any public statement with respect to the transactions contemplated by this Agreement without the prior written consent of the other party, except as may be required by applicable law or regulations, in which case such party shall provide the other parties with reasonable notice of such publicity and/or opportunity to review such disclosure.

8.12         Waiver of Rule of Construction. Each Party has had the opportunity to consult with counsel in connection with the review, drafting and negotiation of this Agreement. Accordingly, the rule of construction that any ambiguity in this Agreement shall be construed against the drafting Party shall not apply.

8.13         Further Assurances. From and after the date of this Agreement, upon the reasonable request of Pimentel or the Company, the Company and Pimentel shall execute and deliver such instruments, documents and other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.

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IN WITNESS WHEREOF, the parties hereto have caused this Stock Purchase Agreement to be executed by their duly authorized representatives as of the day and year first above written.

SYNTHETIC BIOMICS, INC.

By:	/s/ Steve Kanzer
Name:	Steve Kanzer
Title:	CEO & President

SYNTHETIC BIOLOGICS, INC.

By:	/s/ Jeff Riley
Name:	Jeff Riley
Title:	CEO

MARK PIMENTEL, M.D.

By:	/s/ MARK PIMENTEL, M.D.
Name:	MARK PIMENTEL, M.D.
Title:

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